Exhibit 10.6.1

AMENDMENT NO. 1

TO THE

CHART INDUSTRIES, INC.

INCENTIVE COMPENSATION PLAN

This AMENDMENT NO. 1 to the Chart Industries, Inc. Incentive Compensation Plan (the “Plan”) is adopted by Chart Industries, Inc. (the “Company”) as of the date set forth below.

WITNESSETH:

WHEREAS, the Company maintains the Plan to attract, retain, motivate and reward executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance; and

WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) desires to amend the Plan to take advantage more fully of applicable legal exemptions from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended; and

WHEREAS, pursuant to Section 6(b) of the Plan, the Compensation Committee is authorized to amend the Plan;

NOW, THEREFORE, pursuant to Section 6(b) of the Plan, and effective as of January 1, 2008, the Compensation Committee hereby amends the Plan as follows:

1. The Plan is hereby amended by the deletion of Section 4(c) and the substitution of the following in lieu thereof:

“(c)

Determination of Amounts Payable. As soon as practicable after the Performance Period ends, but in no event later than the March 15 next following the end of the taxable year for which the applicable bonuses are payable, the Committee shall: (x) determine (i) whether and to what extent any of the performance objectives established for the relevant Performance Period under Section 4(a) have been satisfied; and (ii) for each Participant who is employed by the Company or one of its Affiliates on the last day of the Performance Period for which the bonus is payable, the actual bonus to which such Participant shall be entitled, taking into consideration the extent to which the performance objectives have been met and such other factors as the Committee may deem appropriate; and (y) cause such bonus to be paid to such Participant. Any provision of this Plan notwithstanding, in no event shall any Participant receive a bonus under this Plan for any fiscal year of the Company in excess of $5 million.”

2. The Plan is hereby amended by the deletion of Section 5(a) and the substitution of the following in lieu thereof:

“(a)	In General. Any bonus amount determined to be payable to a Participant under any subsection of Section 4 shall be paid to each Participant by the March 15 next following the end of the taxable year for which the applicable bonuses are payable.”

5. The Plan is hereby amended by the deletion of Section 6(k) in its entirety and the substitution of the following in lieu thereof:

“(k)	Compliance with Section 409A. The parties intend that this Plan be, at all relevant times, in compliance with (or exempt from) Section 409A of the Code and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Section 409A of the Code and other laws. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan. Except as may be expressly provided in another agreement to which the Company is bound, the Company and its Affiliates shall have no responsibility for tax or legal consequences to any Participant (or beneficiary) resulting from the terms or operation of this Plan.”

IN WITNESS WHEREOF, a duly authorized officer of the Company pursuant to the authority of the Compensation Committee of the Board of Directors of Chart Industries, Inc. has caused this Amendment No. 1 to the Chart Industries, Inc. Incentive Compensation Plan to be executed this 15 day of December, 2008.

CHART INDUSTRIES, INC.

By:	/s/ Mark H. Ludwig
Its:	Vice President Human Resources

2